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                                                                     Exhibit 5.1



                                 July 21, 1998


Yorkshire Power Group Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

Yorkshire Power Finance Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We are acting as United States counsel to Yorkshire Power Group Limited ("Yorkshire") and Yorkshire Power Finance Limited ("Yorkshire Finance") in connection with the preparation of a Registration Statement on Form S-4, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on July 21, 1998 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"), relating to Yorkshire Finance's proposed offer to exchange up to $350,000,000 aggregate principal amount of its 6.154% Series B Senior Notes due 2003 (the "2003 Senior Notes") and up to $300,000,000 aggregate principal amount of its 6.496% Series B Senior Notes due 2008 (the "2008 Senior Notes" and, together with the 2003 Senior Notes, the "Senior Notes"), which have been registered under the Securities Act, for a like principal amount of its 6.154% Series A Senior Notes due 2003 (the "Original 2003 Senior Notes") and its 6.496% Series A Senior Notes due 2008 (the "Original 2008 Senior Notes" and, together with the Original 2003 Senior Notes, the "Original Senior Notes"), respectively. Yorkshire has irrevocably and unconditionally guaranteed the due and punctual payment of the Original Senior Notes (the "Original Notes Guarantee") and will likewise guarantee payment of the Senior Notes (the "Notes Guarantee"). The Notes Guarantee has also been registered under the Securities Act. The Original Senior Notes and the Original Notes Guarantee were, and the Senior Notes and the Notes Guarantee will be, issued pursuant to an indenture dated as of February 1, 1998, as supplemented, among Yorkshire, Yorkshire Finance, the paying agents and the trustee named therein (the "Indenture"), in substantially the form filed as an exhibit to the Registration Statement.
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     We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Directors of Yorkshire Finance or a duly authorized committee thereof and by the Directors of Yorkshire or a duly authorized committee thereof, when the Senior Notes have been executed, authenticated, delivered and exchanged for the Original Senior Notes in accordance with the terms of the Indenture (i) the Senior Notes will be valid, binding and legal obligations of Yorkshire Finance (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity) and (ii) the Notes Guarantee will be a valid, binding and legal obligation of Yorkshire (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and to general principles of equity, whether considered in a proceeding at law or in equity).

     We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. In rendering the opinion expressed immediately above with respect to the validity of the Senior Notes, we have relied upon the opinion addressed to Yorkshire Finance and dated the date hereof of Maples and Calder as to matters of Cayman Islands law. We hereby consent to the reliance by Maples and Calder on the opinions expressed herein insofar as such opinions relate to matters of New York law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Opinions" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP

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